UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 15, 2005

Digital River, Inc.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-24643 (Commission File Number)	41-1901640 (IRS Employer Identification No.)

9625 West 76th Street, Eden Prairie, MN	55344
(Address of principal executive offices)	(Zip Code)
(952) 253-1234
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
This amendment to Digital River, Inc. (the “Company”)’s Current Report on Form 8-K dated June 15, 2005 is being filed in response to the SEC comments with respect to the Company request for confidential treatment of certain portions of the Amended and Restated Authorized Symantec Electronic Reseller for Shop Symantec Agreement, as amended (the “Agreement”). A copy of the Agreement revised in accordance with the SEC comments is re-filed as Exhibit 10.18 hereto and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.18*	Amended and Restated Authorized Symantec Electronic Reseller for Shop Symantec Agreement by and among Symantec Corporation, Symantec Limited and Digital River, Inc. dated as of July 1, 2003, including Amendments 2 through 10 thereto.

*	Confidential treatment requested as to specific portions, which portions are omitted and filed separately with the Securities and Exchange Commission.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Digital River, Inc.

Date: July 20, 2006	By:	/s/ Thomas M. Donnelly

Thomas M. Donnelly
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.18*	Amended and Restated Authorized Symantec Electronic Reseller for Shop Symantec Agreement by and among Symantec Corporation, Symantec Limited and Digital River, Inc. dated as of July 1, 2003, including Amendments 2 through 10 thereto.

* Confidential treatment requested as to specific portions, which portions are omitted and filed separately with the Securities and Exchange Commission.